EXHIBIT 11

            Consent of Independent Auditors


We consent to the reference to our firm under the captions "Financial Highlights," "Independent
Auditors," and "Financial Statements" and to the use of our reports dated November 21, 1997 for the Frontegra
Total Return Bond Fund and December 19, 1997 for the
Frontegra Opportunity Fund in the Registration
Statement (Form N-1A) of Frontegra Funds, Inc. and their incorporation by reference in the related
Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 3 to the Registration
Statement under the Securities Act of 1933 (File No.
333-7305) and in this Amendment No. 4 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-7685).


                              /s/ Ernst & Young LLP
                              ERNST & YOUNG LLP

Chicago, Illinois
January 23, 1998